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                                                                    EXHIBIT 99.1

press release                                                          [i2 LOGO]

i2 COMPLETES ACQUISITION OF RIGHTWORKS

Combined Strengths Provide Expanded Solutions for Supplier Relationship Management and E-Procurement

         DALLAS, TEXAS - AUGUST 22, 2001 - i2 Technologies, Inc. (Nasdaq: ITWO), today announced that its acquisition of RightWorks Corporation, formerly an Internet Capital Group (Nasdaq: ICGE) partner company, has been completed. With RightWorks, i2 offers a collaborative e-procurement solution that allows e-businesses and marketplaces to manage spend aggregation across procurement partners in the extended supply chain.

         Under the terms of the agreement, a total of 5.35 million shares of common stock is issuable in exchange for all of the outstanding capital stock of RightWorks and indebtedness owed by RightWorks to Internet Capital Group. Based on i2's closing stock price of $6.45 on Tuesday, August 21, 2001, the transaction value is approximately $34.5 million. 561,024 of the shares will remain in escrow for one year. In addition, i2 also had certain funding obligations to RightWorks that terminated at the closing of the transaction. The transaction will be accounted for as a purchase and is expected to be a tax-free reorganization.

         RightWorks' e-procurement technology and transaction capabilities are being added to i2's Supplier Relationship Management (SRM) suite, creating a comprehensive solution that provides strategic sourcing, collaborative design and manufacturing, and collaborative e-procurement for both direct and mission-critical MRO goods. RightWorks' technology also strengthens the commerce and transaction management capabilities of i2's platform. The i2 solution is intended to provide a collaborative e-procurement solution that can enable multi-enterprise, real-time pricing and availability, order brokering, and multi-language and currency transactions.

         "In today's economy, customers are looking for tangible benefits and solutions that enable them to make more cost-effective procurement decisions across the entire supply chain," said Romesh Wadhwani, i2 vice chairman. "By incorporating RightWorks' technology, i2 will create an e-business platform for marketplaces and enterprises that offers collaboration, content and commerce, and returns hard dollar benefits to customers."

         RightWorks' solutions and network are being incorporated into i2's TradeMatrix Open Commerce Network, SRM solutions and content applications. The combined technologies will allow i2 customers to leverage a comprehensive procurement process for both direct and indirect materials through a single platform, significantly expand the supplier enablement services provided, and extend i2's lead in content management and reference data solutions.

i2'S COMMITMENT TO OPEN INTEGRATION

         E-business transformation begins with a holistic view of an enterprise and its trading partners, and applies technology to speed business processes and collaboration. This requires the ability to integrate to existing legacy information systems. The RightWorks acquisition continues i2's long-standing commitment to open integration with other systems, as the RightWorks technology is also based on an open, integratable technology base. As a customer-focused company, i2 intends to continue to integrate its solutions and support customers who may use other e-business or e-procurement solutions.

                                     (MORE)

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press release                                                          [i2 LOGO]

i2 AND RIGHTWORKS MERGER COMPLETED
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ABOUT i2

i2 is creating real value for its global e-business customers through its i2 solutions, content and marketplace platform. i2 allows businesses to create both private and public marketplaces, while improving the efficiencies of participants. i2 provides a wide variety of collaborative e-business services for both the early stages and next generation of e-business adoption, with each service supported by decision optimization, transaction management and content management solutions. Founded in 1988, i2's mission is to deliver $75 billion in value to its customers by 2005. i2 is headquartered in Dallas, TX, and maintains offices worldwide. Visit i2's Web site at www.i2.com.

i2 is a registered trademark of i2 Technologies, Inc. and i2 Technologies US, Inc.

i2 CAUTIONARY LANGUAGE

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. The forward looking statements include statements regarding the nature and capabilities of the RightWorks and i2 solutions; the integration of the RightWorks business, products and technologies into i2; expansion of and enhancements to i2's product offerings; the achievement of expected benefits attributable to the merger; and the accounting and tax consequences of the transaction. These forward-looking statements are subject to risks relating to the timing and successful completion of technology and product development efforts, integration of the technologies and businesses of i2 and RightWorks, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners and other factors described in i2's recent filings with the SEC, particularly the Proxy Statement/Prospectus dated August 8, 2001 and the Form 10-K/A and Form 10-Q filed August 14, 2001. i2 assumes no obligation to update the forward-looking statements contained in this press release.

CONTACT:
Susan LaDow
i2
469-357-3027
susan_ladow@i2.com

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